Exhibit 99.1

Aytu BioScience Announces Hiring of Matthew Phillips as Executive Vice President of Commercial Operations

ENGLEWOOD, CO / ACCESSWIRE / November 11, 2019 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs, today announced the hiring of Matthew Phillips as the company’s Executive Vice President of Commercial Operations. Mr. Phillips’ hiring became effective November 8, 2019 following the recently announced acquisition of a portfolio of six prescription products from Cerecor, Inc. (the “Commercial Portfolio”) and the accompanying commercial team supporting the products’ growth. Mr. Phillips was responsible for leading the growth of the Commercial Portfolio as the Chief Commercial Officer at Cerecor, Inc. and its predecessor company Zylera Pharmaceuticals.

In his role as Executive Vice President, Mr. Phillips will lead Aytu BioScience’s commercial operations, inclusive of sales, national accounts, trade management, specialty distribution, supply chain and commercial logistics. He will report to Josh Disbrow, Aytu’s Chairman and Chief Executive Officer.

Josh Disbrow commented, “I’m very pleased to welcome Matt to the leadership team at Aytu BioScience. As we expand the product portfolio and operationalize the newly expanded commercial team, Matt’s continuing leadership in this important role will enable us to build on the sales momentum he and his team have generated at Cerecor while also building on the growth the Aytu products. Matt is a highly-respected, seasoned pharmaceutical executive with great breadth of experience across all aspects of commercial operations, and he is the ideal commercial leader for Aytu during this time of rapid growth.”

Matthew V. Phillips is business leader and commercial executive who has held progressive leadership positions at numerous healthcare companies over his twenty-five-plus year career. Most recently, Matt served as the Chief Commercial Officer of Cerecor, Inc. (NASDAQ: CERC), where he led all aspects of commercial operations and built a profitable pediatric commercial business unit. In Matt’s leadership role at Cerecor, he reported to the Chief Executive Officer and Board of Directors and had responsibilities beyond leading the commercial team. These responsibilities included business development, collaboration with research and development, leading product and company acquisition processes, and leading market development in preparation for the commercialization of multiple orphan drug candidates.

Prior to Cerecor, Matt was the President and Chief Operating Officer of Zylera Pharmaceuticals, which was acquired by Cerecor in 2017. Matt ran all aspects of commercial operations at Zylera and built a high-performing, entrepreneurial commercial organization that experienced rapid growth during his tenure. Previous to joining Zylera, Matt served as Executive Director of Managed Markets and Corporate Accounts at Victory Pharmaceuticals, where he developed and oversaw all aspects of reimbursement, distribution, and government accounts.

Earlier in his pharmaceutical career, Matt was an integral member of the management teams at Dura Pharmaceuticals and Eisai, Inc. Matt began his career in the home health care industry where he held progressive positions in sales and sales management.

Matt earned his bachelor’s degree in Business from Central Michigan University, completed the University of Michigan Executive Education Leadership Development Program and currently maintains an appointed position on the North Carolina Board of Science, Technology and Innovation.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"). Aytu also has exclusive U.S. and Canadian rights to ZolpiMist™, an FDA-approved, commercial-stage prescription sleep aid indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation. Aytu is the exclusive U.S. licensee with commercial rights to Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. Tuzistra XR is a prescription antitussive consisting of codeine polistirex and chlorpheniramine polistirex in an extended-release oral suspension. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the effects of the business combination of Aytu and the Commercial Portfolio and the previously announced, but not yet consummated, merger ("Merger") with Innovus Pharmaceuticals, including the combined company's future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, the diversion of management time on Merger-related issues and integration of the Commercial Portfolio, the ultimate timing, outcome and results of integrating the operations the Commercial Portfolio and Innovus with Aytu's existing operations, the failure to obtain the required votes of Innovus' shareholders or Aytu's shareholders to approve the Merger and related matters, the risk that a condition to closing of the Merger may not be satisfied, that either party may terminate the merger agreement or that the closing of the Merger might be delayed or not occur at all, the price per share utilized in the formula for the initial $8 million merger consideration in the Merger may not be reflective of the current market price of Aytu's common stock on the closing date, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger, risks relating to gaining market acceptance of our products, obtaining or maintaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of the company's Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

SOURCE: Aytu BioScience, Inc.